Contact: Insignia Systems, Inc. Investor Relations (763) 392-6200
EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

MINNEAPOLIS, MN – April 5, 2018 – Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia” or “the Company”) announced today that the Company’s Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to $3,000,000 of the Company’s common stock. The announcement reflects the Board’s confidence in management’s ability to continue to profitably grow and transform the business and its desire to return value to shareholders. The Company will fund repurchases through cash on hand and future cash flow from operations.

The program replaces the Company’s prior stock repurchase authorization, which expired on October 30, 2017 and under which the Company repurchased approximately 134,000 shares. The new program provides that shares may be purchased from time to time on the open market or in privately negotiated transactions until March 31, 2020. The program does not obligate the Company to acquire any particular amount of common stock, and purchases may be commenced, suspended or discontinued at any time at its discretion.

About Insignia Systems, Inc.

Insignia Systems, Inc. markets in-store advertising products, programs and services primarily to both consumer packaged goods manufacturers and retailers. Insignia provides at-shelf media solutions in over 21,000 retail outlets, inclusive of grocery, mass merchants and dollar. We partner with over 300 consumer packaged goods manufacturers across various categories including center store, refrigerated, frozen and the perimeter. For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com. Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipates,” “expects,” “seeks,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, anticipated future profitability, growth and transformation of the Company’s business, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the company's filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.